18 July 2002

                  DENTSPLY INTERNATIONAL INC.

                           as Issuer

                  CITIBANK INTERNATIONAL plc

                          as Arranger

                            - and -

                  CITIBANK INTERNATIONAL plc

          CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

                          as Dealers
          ---------------------------------------------

                        DEALER AGREEMENT
                 relating to a U.S.$250,000,000
                EURO-COMMERCIAL PAPER PROGRAMME
          ---------------------------------------------



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                           CONTENTS
Clause                                                     Page
1.  Interpretation..........................................0
2.  Issue...................................................0
3.  Representations And Warranties..........................0
4.  Covenants And Agreements................................0
5.  Conditions Precedent....................................0
6.  Termination And Appointment.............................0
7.  Notices.................................................0
8.  Assignment..............................................0
9.  Third Party Rights......................................0
10. Law And Jurisdiction....................................0
11. Counterparts............................................0

SCHEDULE 1   Condition Precedent Documents..................0

SCHEDULE 2   Selling Restrictions...........................0

SCHEDULE 3   Programme Summary..............................0

SCHEDULE 4   Increase Of Maximum Amount.....................0

SCHEDULE 5   Appointment Of New Dealer......................0

SCHEDULE 6   Form Of Calculation Agency Agreement...........0





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THIS AGREEMENT is made on 18 July 2002

BETWEEN

(1)...DENTSPLY INTERNATIONAL INC. (the "Issuer");

(2)   CITIBANK INTERNATIONAL plc (the "Arranger"); and

(3)   CITIBANK  INTERNATIONAL  plc and  CREDIT  SUISSE  FIRST
     BOSTON (EUROPE) LIMITED as Dealers.

IT IS AGREED as follows:

1.    Interpretation

1.1   Definitions
     In this Agreement:

     "Agency Agreement" means the issue and paying agency agreement, dated the date hereof, between the Issuer, the Issue Agent and the Paying Agents, providing for the issue of and payment on the Notes, as such agreement may be amended or supplemented from time to time;

     "Agreements"   means  this   Agreement  (as  amended  or
     supplemented from time to time), any agreement reached pursuant to Clause 2.1, the Deed of Covenant and the Agency Agreement;

     "Dealer(s)" means the institution or institutions specified as a Dealer in the Programme Summary together with any additional institution or institutions appointed pursuant to Clause 6.2 but excluding any institution or institutions whose appointment has been terminated pursuant to Clause 6.1;

     "Deed of Covenant" means the deed of covenant, dated the date hereof, executed by the Issuer in respect of Global Notes issued pursuant to the Agency Agreement, as such deed may be amended or supplemented from time to time;

     "Definitive Note" means a security printed Note in definitive form;

     "Disclosure  Documents"  means, at any particular  date,
     (a) the Information Memorandum, (b) the most recently published audited consolidated financial statements of the Issuer filed with the Securities and Exchange Commission and any subsequent interim financial statements filed with the Securities and Exchange Commission, and (c) any other document delivered by the Issuer to the Dealer(s) which the Issuer has expressly authorised to be distributed;

     "Dollars" and "U.S.$" denote the lawful currency of the United States of America; and "Dollar Note" means a
     Note denominated in Dollars;




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     "Dollar Equivalent" means, on any day:

(a)   in relation to any Dollar Note,  the nominal  amount of
           such Note; and

(b)   in   relation  to  any  Note   denominated   or  to  be
           denominated in any other currency, the amount in Dollars which would be required to purchase the nominal amount of such Note as expressed in such other currency at the spot rate of exchange for the purchase of such other currency with Dollars quoted by the Issue Agent at or about 11.00 a.m. (London time) on such day;

     "Euro" and "EUR" denote the single currency of those member states of the European Union participating in European Monetary Union from time to time; and "Euro
     Note" means a Note denominated in Euro;

     "FSMA"  means the  Financial  Services  and  Markets Act
     2000;

     "Global Note" means a Note in global form, representing an issue of promissory notes of a like maturity which may be issued by the Issuer from time to time pursuant to the Agency Agreement;

     "Index Linked Note" means a Note, the redemption or coupon amount of which is not fixed at the time of issue, but which is to be calculated in accordance with such formula or other arrangement as is agreed between the Issuer and the relevant Dealer at the time of reaching agreement under Clause 2.1;

     "Information Memorandum" means the most recent information memorandum, as the same may be amended or supplemented from time to time, containing information about the Issuer and the Programme, the text of which has been prepared by or on behalf of the Issuer for use by the Dealer(s) in connection with the transactions contemplated by this Agreement;

     "Issue Agent" means Citibank International plc and any successor issue agent appointed in accordance with the Agency Agreement;

     "Japanese Yen" and "Y" denote the lawful currency of Japan; and "Yen Note" means a Note denominated in Japanese Yen;

     "Note" means a commercial paper note of the Issuer purchased or to be purchased by a Dealer under this Agreement, in bearer global or definitive form, substantially in the relevant form scheduled to the Agency Agreement or such other form(s) as may be agreed from time to time between the Issuer and the Issue Agent and, unless the context otherwise requires, includes the commercial paper notes represented by the Global Notes;




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     "Principal  Paying Agent" means  Citibank  International
     plc and any successor principal paying agent appointed in accordance with the Agency Agreement;

     "Programme" means the Euro-commercial paper programme established by this Agreement;

     "Programme   Summary"   means   the   summary   of   the
     particulars of the Programme as set out in Schedule 3, as such summary may be amended or superseded from time to time;

     "relevant jurisdiction" means any one or more of the United Kingdom, the jurisdiction of incorporation of the Issuer and any jurisdiction from or through which any payment under or in respect of any Note or any Agreement may be made;

     "Securities Act" means the United States Securities Act of 1933;

     "Sterling"  and "GBP" denote the  lawful  currency  of the
     United  Kingdom;   and  "Sterling  Note"  means  a  Note
     denominated in Sterling;

     "Subsidiary"  means,  in  respect  of  any  person  (the
     "first person") at any particular time, any other person (the "second person"):

(a)   Control:  whose  affairs and  policies the first person
           controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second person or otherwise; or

(b)   Consolidation:   whose  financial  statements  are,  in
           accordance   with  applicable  law  and  generally
           accepted accounting principles, consolidated with those of the first person; and

     "Swiss  francs" and "CHF" denote the lawful  currency of
     Switzerland;   and  "Swiss  franc  Note"  means  a  Note
     denominated in Swiss francs.

1.2   Programme Summary
     Terms not expressly defined herein shall have the meanings set out in the Programme Summary.

1.3   Legislation
     Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.




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1.4   Clauses and Schedules
     Any reference in this Agreement to a Clause, sub-clause or a Schedule is, unless otherwise stated, to a clause or sub-clause hereof or a schedule hereto.

1.5   Headings
     Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.    Issue

2.1 Basis of agreements to issue; uncommitted facility Subject to the terms hereof, the Issuer may issue and sell Notes to the Dealer(s) from time to time at such prices and upon such terms as the Issuer and the relevant Dealer may agree, provided that the Issuer has, and shall have, no obligation to sell Notes to the Dealer(s), except as agreed, and each Dealer has, and shall have, no obligation to purchase Notes from the Issuer, except as agreed. The Issuer acknowledges that the Dealer(s) may resell Notes purchased by such Dealer(s). The tenor of each Note shall not be less than the Minimum Term nor greater than the Maximum Term specified in the Programme Summary, calculated from the date of issue of such Note to the maturity date thereof. Definitive Notes shall be issued in the Denomination(s) specified in the Programme Summary. Each issue of Notes having the same issue date, maturity date, currency of denomination, yield and redemption basis will be represented by a Global Note or by Definitive Notes having the aggregate nominal amount of such issue as may be agreed between the Issuer and the relevant Dealer.

2.2   Procedures
     If the Issuer and any Dealer shall agree on the terms of the purchase of any Note by such Dealer (including agreement with respect to the issue date, maturity date, currency, denomination, yield, redemption basis, aggregate nominal amount and purchase price), then:

2.2.1 Instruction  to Issue Agent:  the Issuer shall instruct the Issue  Agent to issue such Note and deliver it
           in  accordance   with  the  terms  of  the  Agency
           Agreement;

2.2.2 Payment of purchase  price:  the relevant  Dealer shall pay or arrange for payment of the purchase price of such Note on the date of issue:

(a)   Dollar  Note:   in  the  case  of  a  Dollar  Note,  by
              transfer   of   funds   settled   through   the
              New York  Clearing  House  Interbank   Payments
              System (or such other  same-day  value funds as
              at  the  time  shall  be   customary   for  the
              settlement  in New York  City of  international
              banking  transactions  denominated  in Dollars)
              to  such   account   of  the  Issue   Agent  in
              New York City denominated in Dollars as the Issue Agent shall have specified for this purpose; or




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(b)   Euro Note:  in the case of a Euro Note,  by transfer of
              funds   settled   through  the   Trans-European
              Automated Real-Time Gross Settlement Express Transfer (TARGET) System to such account of the Issue Agent outside the United Kingdom denominated in Euro as the Issue Agent shall have specified for this purpose; or

(c)   Other  Notes:  in  all  other  cases,  by  transfer  of
              freely transferable and immediately available funds in the relevant currency to such account of the Issue Agent at such bank in the principal domestic financial centre for such currency as the Issue Agent shall have specified for this purpose; and

2.2.3 Delivery   Instructions:   the  relevant  Dealer  shall
           notify the Issue Agent and the Issuer of the payment and delivery instructions applicable to such Note or Notes by fax or through any applicable Citibank software system, such notification to be received in sufficient time and in any event no later than (i) 12.30 p.m. (London time) on the proposed issue date (in the case of Sterling Definitive Notes); or (ii) in any other case, 3.00 p.m. (London time) two Business Days prior to the proposed issue date (or such later time or date as may be agreed between the Issue Agent and the relevant Dealer) to enable the Issue Agent to deliver such Note or Notes as contemplated in the Agency Agreement (or, in the case of Sterling Definitive Notes, make the same available for collection) on its issue date.

2.3   Failure of agreed issuance
     If for any reason (including, without limitation, the failure of the relevant trade) a Note agreed to be purchased pursuant to Clause 2.1 is not to be issued, each of the Issuer and the relevant Dealer shall immediately notify the Issue Agent thereof.

2.4   Issuance currencies
     The parties acknowledge that Notes issued under the Programme may be denominated in Dollars or, subject as provided below, in any other currency. Any agreement reached pursuant to Clause 2.1 to sell and purchase a Note denominated in a currency other than Dollars shall be conditional upon:

2.4.1 Compliance:  it being  lawful  and in  compliance  with all requirements of any relevant central bank and any other relevant fiscal, monetary, regulatory or other authority, for deposits to be made in such currency and for such Note to be issued, offered for sale, sold and delivered;

2.4.2 Convertibility:   such  other   currency  being  freely
           transferable and freely  convertible into Dollars;
           and




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2.4.3 Amendments:   any  appropriate   amendments  which  the
           relevant Dealer, the Issuer or the Issue Agent shall require having been made to this Agreement and/or the Agency Agreement.

2.5   Increase of Maximum Amount
     The Issuer may increase the Maximum Amount by giving at least ten days' notice by letter, substantially in the form set out in Schedule 4, to each of the Dealer(s), the Issue Agent and the Paying Agents. Such increase will not take effect until the Dealer(s) have received from the Issuer the documents listed in such letter of
     Schedule 1 (if required by the Dealer(s)), in each case in form and substance acceptable to each Dealer.

2.6   Calculation Agent
     If Index Linked Notes are to be issued, the Issuer will appoint either the relevant Dealer or the Principal Paying Agent (subject to the consent of the relevant Dealer or the Principal Paying Agent thereto) or some other person (subject to the consent of the relevant Dealer and the Principal Paying Agent to such person's appointment) to be the calculation agent in respect of such Index Linked Notes and the following provisions shall apply:

2.6.1 Dealer:  if a Dealer  is to be the  calculation  agent, its appointment as such shall be on the terms of the form of agreement set out in Schedule 6, and each Dealer will be deemed to have entered into an agreement in such form for a particular calculation if it is named as calculation agent in the redemption calculation attached to or endorsed on the relevant Note;

2.6.2 Principal  Paying Agent: if the Principal  Paying Agent
           is to be the calculation agent, its appointment as such shall be on the terms set out in the Agency Agreement;

2.6.3 Other  Calculation  Agent: if the person nominated by a
           Dealer or by the Principal Paying Agent as calculation agent is not a Dealer, that person shall execute (if it has not already done so) an agreement substantially in the form of the agreement set out in Schedule 6 and the appointment of that person shall be on the terms of that agreement.

3.    Representations and Warranties

3.1   Representations and warranties
     The Issuer represents and warrants to each Dealer at the date of this Agreement, each date upon which the Maximum Amount is increased, each date upon which an agreement for the sale of Notes is made and each date upon which Notes are, or are to be, issued that:




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3.1.1 Authorisation;  valid,  binding and  enforceable:  each of:

(a)   the  establishment  of the Programme and the execution,
              delivery and performance by the Issuer of the Agreements and the Notes;

(b)   the entering into and  performance by the Issuer of any
              agreement   for  the  sale  of  Notes   reached
              pursuant to Clause 2.1; and

(c)   the  issue and sale of the  Notes by the  Issuer  under
              the Agreements,

           has been duly authorised by all necessary action and the same constitute, or, in the case of Notes, will, when issued in accordance with the Agency Agreement, constitute, valid and binding obligations of the Issuer enforceable against it in accordance with their respective terms;

3.1.2 Status:  the  obligations  of the Issuer  under each of the Agreements and the Notes will rank (other than in the case of obligations preferred by mandatory provisions of law) at least pari passu with all other present and future unsecured indebtedness of the Issuer or guaranteed by the Issuer;

3.1.3 Incorporation,    capacity:    the   Issuer   is   duly
           incorporated and validly existing under the laws of its jurisdiction of incorporation and:

(a)   the  establishment  of the  Programme,  the  execution,
              delivery and performance by the Issuer of the Agreements and the Notes;

(b)   the entering into and  performance by the Issuer of any
              agreement   for  the  sale  of  Notes   reached
              pursuant to Clause 2.1; and

(c)   the  issue and sale of the  Notes by the  Issuer  under
              the Agreements,

           will not infringe any of the provisions of the Issuer's constituting documents and will not contravene any law, regulation, order or judgement to which the Issuer or any of its assets is subject nor result in the breach of any term of, or cause a default under, any instrument to which the Issuer is a party or by which it or any of its assets may be bound;

3.1.4 Approvals:  all consents,  authorisations,  licences or approvals of and registrations and filings with any governmental or regulatory authority required in connection with the issue by the Issuer of Notes under the Agreements and the performance of the Issuer's obligations under the Agreements and the Notes have been obtained and are in full force and effect, and copies thereof have been supplied to the Dealer(s);




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3.1.5 Disclosure:  in the context of this  Agreement  and the transactions contemplated hereby, the information contained or incorporated by reference in the Disclosure Documents is true and accurate and not misleading, in any material respect and there are no other facts the omission of which makes the Disclosure Documents as a whole or any such
           information    contained   or    incorporated   by
           reference  therein   misleading  in  any  material
           respect;

3.1.6 Financial Statements:  the audited financial statements and any interim financial statements (audited or unaudited) filed with the Securities and Exchange Commission published subsequently thereto and incorporated by reference in the Information Memorandum as of the respective dates of such statements and for the periods they cover or to which they relate and have been prepared in accordance with the relevant laws of the United States of America and with generally accepted accounting principles in the United States of America applied on a consistent basis throughout the periods involved (unless and to the extent otherwise stated therein);

3.1.7 No material  adverse change,  No litigation:  since the
           date  of  the  most   recent   audited   financial
           statements supplied to the Dealer(s) and, in relation to any date on which this warranty falls to be made after the date hereof, save as otherwise disclosed by any Disclosure Document subsequently delivered by the Issuer to the Dealer(s):

(a)   there has been no  adverse  change in the  business  or
              financial   condition  of  the  Issuer  or  its
              Subsidiaries,      holding     companies     or
              affiliates; and

(b)   there is no  litigation,  arbitration  or  governmental
              proceeding pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or its subsidiaries, holding companies or affiliates,

           which in any case could reasonably be expected to be material to the issue on a consolidated basis;

3.1.8 No default:  the Issuer is not in default in respect of any indebtedness for borrowed money;

3.1.9 No ratings  downgrade:  there has been no  downgrading, nor any notice to the Issuer of any intended downgrading, in the rating accorded to the Issuer or any security of the Issuer by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies Inc. or Moody's Investors Service, Inc.;

3.1.10 Taxation: the Issuer is not required by any law or regulation nor any relevant taxing authority in any relevant jurisdiction to make any deduction or withholding from any payment due under the Notes, the Agency Agreement or the Deed of Covenant for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind;




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3.1.11     Maximum  Amount  not  exceeded:   the  outstanding
           principal amount of all Notes on the date of issue of any Note does not and will not exceed the Maximum Amount set out in the Programme Summary (as increased from time to time pursuant to Clause 2.5) and for this purpose the nominal amount of any Note denominated in any currency other than Dollars shall be taken as the Dollar Equivalent of such nominal amount as at the date of the agreement for the issue of such Note; and

3.1.12     Investment   Company:   the   Issuer   is  not  an
           investment   company  as  defined  in  the  United
           States Investment Company Act of 1940.

3.2   Notice of inaccuracy
     If, prior to the time a Note is issued and delivered to or for the account of the relevant Dealer, an event occurs which would render any of the representations and warranties set out in Clause 3.1 immediately, or with the lapse of time, untrue or incorrect, the Issuer will inform the relevant Dealer in writing as soon as practicable of the occurrence of such event. In either case, the relevant Dealer shall inform the Issuer in writing without any undue delay whether it wishes to continue or discontinue the issuance and delivery of the respective Notes.

4.    Covenants and Agreements

4.1   Issuer
     The Issuer covenants and agrees that:

4.1.1 Delivery  of   published   information:   whenever  the
           Issuer shall file any information with the Securities and Exchange Commission, the Issuer shall notify the Dealer(s) shall make a reasonable number of copies of such information available to the Dealer(s) upon request to permit distribution to investors and prospective investors and shall take such action as may be necessary to ensure that the representation and warranty contained in sub-clause 3.1.5 is true and accurate on the dates contemplated by such sub-clause;

4.1.2 Indemnity:   the  Issuer  shall   indemnify   and  hold
           harmless on demand each Dealer against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur arising out of or based upon:

(a)   the  Issuer's  failure  to make due  payment  under the
              Notes; or

(b)   Notes not being issued for any reason  (other than as a
              result of the failure of any Dealer to pay or an exception provided for in this Agreement) after an agreement for the sale of such Notes has been made; or




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(c)   any  breach or alleged  breach of the  representations,
              warranties, covenants or agreements made by the Issuer in this Agreement or any untrue statement or alleged untrue statement of any
              material  fact   contained  in  the  Disclosure
              Documents or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

4.1.3 Expenses, stamp duties, amendments: the Issuer will:

(a)   Arranger's  expenses:  pay, or  reimburse  the Arranger
              for, all reasonable out-of-pocket costs and expenses (including United Kingdom value added tax and any other taxes or duties thereon and fees and disbursements of counsel to the Arranger) incurred by the Arranger in connection with the preparation, negotiation, printing, execution and delivery of this Agreement and all documents contemplated by this Agreement;

(b)   Dealers'  expenses:  pay, or reimburse each Dealer for,
              all reasonable out-of-pocket costs and expenses (including United Kingdom value added tax and any other taxes or duties thereon and fees and disbursements of counsel to such Dealer) incurred by such Dealer in connection with the enforcement or protection of its rights under this Agreement and all documents contemplated by this Agreement;

(c)   Stamp  duties:  pay all stamp,  registration  and other
              taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the creation and issue of the Notes and the execution, delivery and performance of the Agreements and the Issuer shall indemnify each Dealer against any claim, demand, action, liability, damages, cost, loss or reasonable expense (including, without limitation, legal fees and any applicable value added tax) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same;

(d)   Amendments:  notify  each  Dealer of any  change in the
              identity of or the offices of the Issue Agent and/or any Paying Agent and any material change or amendment to or termination of the Agency Agreement or the Deed of Covenant not later than ten days prior to the making of any such change or amendment or such termination; and it will not permit to become effective any such change, amendment or termination which could reasonably be expected to affect adversely the interests of any Dealer or the holder of any Notes then outstanding;




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4.1.4 No  deposit-taking:  in respect of any Tranche of Notes
           which   must  be   redeemed   before   the   first
           anniversary of the date of its issue, the Issuer will issue such Notes only if the following conditions apply (or the Notes can otherwise be issued without contravention of section 19 of the
           FSMA):

(a)   Selling restrictions:  each relevant Dealer represents,
              warrants and agrees in the terms set out in sub-clause 3.2 of Schedule 2; and

(b)   Minimum  denomination:  the  redemption  value  of each
              such Note is not less than GBP100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Note may be transferred unless the redemption value of that part is not less than GBP100,000 (or such an equivalent amount);

(c)   Minimum  denomination in U.S.$: the redemption value of
              each Note is not less than U.S.$500,000 in accordance with U.S. tax laws; and

4.1.5 The Issuer shall not do anything which is  inconsistent with Schedule 2 of this Agreement.

4.2   Compliance
     The Issuer shall take such steps (in conjunction with the Dealer(s), where appropriate) to ensure that any laws and regulations or requirements of any governmental agency, authority or institution which may from time to time be applicable to any Note shall be fully observed and complied with and in particular (but without limitation) neither the Issuer, nor any of its affiliates nor any person acting on its or its affiliates behalf have engaged or will engage in any directed selling efforts with respect to the Notes and it and its affiliates have complied and will comply with the offering restrictions requirement of Regulation S. Terms used in this Clause have the meanings given to them by Regulation S under the Securities Act.

4.3   Selling restrictions
     Each Dealer represents, covenants and agrees that it has complied with and will comply with the selling restrictions set out in Schedule 2 and this Agreement. Subject to compliance with those restrictions, each Dealer is hereby authorised by the Issuer to circulate the Disclosure Documents to purchasers or potential purchasers of the Notes.

4.4   Dealers' obligations several
     The  obligations  of  each  Dealer   contained  in  this
     Agreement are several.




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4.5   Status of Arranger
     Each of the Dealers agrees that the Arranger has only acted in an administrative capacity to facilitate the establishment and/or maintenance of the Programme and has no responsibility to it for (a) the adequacy, accuracy, completeness or reasonableness of any representation, warranty, undertaking, agreement, statement or information in the Information Memorandum, this Agreement or any information provided in connection with the Programme or (b) the nature and suitability to it of all legal, tax and accounting matters and all documentation in connection with the Programme or any issue of Notes thereunder.

5.    Conditions Precedent

5.1   Conditions precedent to first issue
     The Issuer agrees to deliver to each Dealer, prior to the first issue of Notes to that Dealer, each of the documents set out in Schedule 1 in form, substance and number satisfactory to the relevant Dealer.

5.2   Conditions precedent to each issue
     In relation to each issue of Notes, it shall be a condition precedent to the purchase thereof by any Dealer that (a) the representations and warranties in Clause 3.1 shall be true and correct on each date upon which an agreement for the sale of Notes is made hereunder and on the date on which such Notes are issued and that (b) there is no other material breach of the Issuer's obligations under any of the Agreements or the Notes.

5.3   Sterling Definitive Notes
     In relation to an issue of Sterling Definitive Notes, it shall be a condition precedent to the purchase thereof by any Dealer that the Issuer supplies to each Dealer, not less than five days prior to the first issue of such Notes to that Dealer confirmation from the Issue Agent that the relevant agreed forms of Definitive Note have been security printed and the same delivered to the Issue Agent.

6.    Termination and Appointment

6.1   Termination
     The Issuer may terminate the appointment of any Dealer, and any Dealer may resign, on not less than ten days' written notice to the relevant Dealer or the Issuer, as the case may be. The Issuer shall promptly inform the other Dealer(s), the Issue Agent and the Paying Agents of any such termination or resignation. The rights and obligations of each party hereto shall not terminate in respect of any rights or obligations accrued or incurred before the date on which such termination takes effect and the provisions of sub-clause 4.1.2 and
     4.1.3 shall survive termination of this Agreement and delivery against payment for any of the Notes.




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6.2   Additional Dealers
     Nothing in this Agreement shall prevent the Issuer from appointing one or more additional Dealers upon the terms of this Agreement provided that any additional Dealer shall have first confirmed acceptance of its appointment upon such terms in writing to the Issuer in substantially the form of the letter set out in
     Schedule 5, whereupon it shall become a party to this Agreement vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer hereunder. The Issuer shall promptly inform the other Dealer(s), the Issue Agent and the Paying Agents of any such appointment. The Issuer hereby agrees to supply to such additional Dealer, upon such appointment, such legal opinions as are specified in paragraph 6 of Schedule 1, if requested, or reliance letters in respect thereof.

7.    Notices

7.1   Addressee for notices
     All notices and other communications hereunder shall, save as otherwise provided in this Agreement, be made in writing and in English (by letter or fax) and shall be sent to the intended recipient at the address or fax number and marked for the attention of the person (if any) from time to time designated by that party to the other parties hereto for such purpose. The initial address and fax number so designated by each party are set out in the Programme Summary.

7.2   Effectiveness
     Any communication from any party to any other under this Agreement shall be effective upon receipt by the addressee, provided that any such notice or other communication which would otherwise take effect after
     4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

8.    Assignment

     If, at any time, any Dealer shall transfer all or substantially all of its ECP business to any affiliate then, on the date such transfer becomes effective, such affiliate shall become the successor to the relevant Dealer under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto so that the Issuer and such affiliate shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form (the relevant changes having been made) of this Agreement. After the said effective date all references in this Agreement to the relevant Dealer shall be deemed to be references to such affiliate. The relevant Dealer shall, as soon as reasonably practicable, give notice of any such transfer to the Issuer. In this Clause 8, "affiliate" means, in relation to any person, any entity controlled, directly or indirectly, by such person, any entity that controls, directly or indirectly, such person, or any entity under common control with such person. For this purpose "control" of any entity or person means ownership of a majority of the voting power of the entity or person.




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9.    third party rights

     A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act
     1999 to enforce any term of this Agreement.

10.   Law and Jurisdiction

10.1  Governing law
     This   Agreement   and  all  matters   arising  from  or
     connected   with  it  are  governed  by,  and  shall  be
     construed in accordance with, English law.

10.2  English courts
     The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) or the consequences of its nullity.

10.3  Appropriate forum
     The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

10.4  Rights  of the  Dealers  to  take  proceedings  outside
     England
     Clause 10.2 (English courts) is for the benefit of the Dealers only. As a result, nothing in this Clause 10 (Law and jurisdiction) prevents the Dealers from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Dealers may take concurrent Proceedings in any number of jurisdictions.

10.5  Process agent
     The Issuer  agrees  that the  documents  which start any
     Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to DENTSPLY Limited at Hamm Moor Lane, Addleston, Weybridge, Surrey, KT15 2SE or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with
     Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of any Dealer addressed and delivered to the Issuer appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any Dealer shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer. Nothing in this paragraph shall affect the right of any Dealer to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.



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11.   COunterparts

     This   Agreement   may  be  signed  in  any   number  of
     counterparts, all of which when taken together shall constitute a single agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.




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Condition Precedent Documents

1.    Certified   copies   of   the   Issuer's   constituting
     documents.

2.    Certified  copies  of  all  documents   evidencing  the
     internal authorisations and approvals required to be granted by the Issuer in connection with the Programme.

3.    Certified  copies of any governmental or other consents
     and  any  filings   required  in  connection   with  the
     Programme;

4.    Certified or conformed copies of:

(a)   the Dealer Agreement, as executed;

(b)   the Agency Agreement, as executed; and

(c)   the Deed of Covenant, as executed.

5. A copy of confirmation that the Deed of Covenant has been delivered to the Issue Agent.

6.    Legal opinions from:

(a)   legal adviser(s)  acceptable to the Dealer(s) qualified
           in the law of the jurisdiction of incorporation of the Issuer; and

(b)   Clifford Chance as to the laws of England.

7.    The Information Memorandum.

8. A list of the names, titles and specimen signatures of the persons authorised:

(a)   to sign on behalf of the  Issuer  this  Agreement,  the
           Deed of Covenant, the Agency Agreement and the Notes;

(b)   to sign on behalf of the Issuer all  notices  and other
           documents   to   be   delivered   in    connection
           therewith; and

(c)   to take any other  action  on  behalf of the  Issuer in
           relation to the Programme.

9. Confirmation from the Issuer or the Issue Agent that the relevant forms of Global Note have been prepared and the same delivered to the Issue Agent.

10.   Confirmation  that Standard & Poor's Ratings  Services,
     a  division  of  the  McGraw-Hill   Companies  Inc.  and
     Moody's  Investors  Service,   Inc.   respectively  have
     granted ratings for the Programme.




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Selling Restrictions

1.    General

     By its purchase and acceptance of Notes issued under this Agreement, each Dealer represents, warrants and agrees that it will observe all applicable laws and regulations in any jurisdiction in which it may offer, sell, or deliver Notes; and that it will not directly or indirectly offer, sell, resell, reoffer or deliver Notes or distribute any Disclosure Document, circular, advertisement or other offering material in any country or jurisdiction except under circumstances that will result, to the best of its knowledge and belief, in compliance with all applicable laws and regulations.

2.    The United States of America

     The Notes have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons. Each Dealer represents and agrees that it has offered and sold, and will offer and sell, Notes only outside the United States to non-U.S. persons in accordance with Rule 903 of Regulation S under the Securities Act. Accordingly, each Dealer represents and agrees that neither it, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts with respect to the Notes, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Dealer also agrees that, at or prior to confirmation of sale of Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it a confirmation or notice to substantially the following effect:

           "The securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons. Terms used above have the meanings given to them by Regulation S under the Securities Act."

     Terms used in this paragraph have the meanings given to them by Regulation S under the Securities Act.

     In addition:

(a)   each Dealer  represents and agrees that at any time (i)
           it has not offered or sold, and will not offer or sell, Notes to a person who is within the United States or its possessions, or to a United States person, and (ii) it has not delivered and will not deliver selling materials or Notes within the United States or its possessions, except to the extent such offer, sale or delivery would be permitted under U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D) (the "D Rules");




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(b)   each Dealer  represents  and agrees that at any time it
           has  and   will   continue   to  have  in   effect
           procedures reasonably designed to ensure that its employees or agents who are directly engaged in selling Notes are aware that at any time such Notes may not be offered or sold to a person who is within the United States or its possessions or to a United States person, except to the extent such offer or delivery would be permitted under the D Rules;

(c)   each Dealer that is a United States  person  represents
           and agrees that at any time it is acquiring the Notes for purposes of resale outside of the United States in connection with their original issuance and if it retains Notes for its own account, it will only do so in accordance with the requirements of U.S. Treas. Reg. Section 1.163-5(c)(2)(i)(D)(6);

(d)   each Dealer  represents  and agrees that, in connection
           with the sale of the Notes it will not deliver the Notes in definitive form within the United
           States or its possessions at any time; and

(e)   with  respect to each  affiliate  that  acquires  Notes
           from a Dealer  for the  purposes  of  offering  or
           selling such Notes, such Dealer repeats and confirms the representation and agreements contained in paragraphs (a), (b), (c) and (d) on such affiliate's behalf.

3.    The United Kingdom

     In  relation   to  each  issue  of  Notes,   the  Dealer
     purchasing   such   Notes   represents,   warrants   and
     undertakes to the Issuer that:

3.1 No deposit-taking: in relation to any Notes having a maturity of less than one year from the date of issue:

3.1.1 it is a person whose ordinary  activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business;

3.1.2 it has not  offered  or sold and will not offer or sell any such Notes other than to persons:

(a)   whose  ordinary  activities  involve them in acquiring,
                   holding,    managing   or   disposing   of
                   investments (as principal or agent) for the purposes of their businesses; or

(b)   who it is  reasonable  to expect  will  acquire,  hold,
                   manage  or  dispose  of  investments   (as
                   principal or agent) for the purposes of their businesses,

           where the issue of the Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Issuer;




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3.2   Financial  promotion:   it  has  only  communicated  or
          caused   to   be   communicated   and   will   only
          communicate  or  cause  to  be   communicated   any
          invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section  21(1)  of the FSMA  does not  apply to the
          Issuer; and

3.3 General compliance: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

4.    Japan

     The Notes have not been and will not be registered under the Securities and Exchange Law of Japan and, accordingly, each Dealer undertakes that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person expect under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organised under the laws of Japan.

5.    Switzerland

     Each Dealer and the Issuer has agreed that any issue of Notes denominated in Swiss Francs will be in compliance with the guidelines of the Swiss National Bank
     regarding   issues  of  Swiss  Franc   denominated  debt
     securities.




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Programme Summary

-------------------------------------------------------------------
Issuer                              Arranger and Dealer
DENTSPLY    International           Citibank    International
Inc.                                plc
Address:  570 West College Avenue   Address: Citigroup Centre
          PO Box 872                         33 Canada Square
          York,        Pennsylvania          Canary Wharf
          17405-0872                         London E14 5LB

Telephone:+ (717) 849 4262          Telephone+ 44 20 7986 9070
Fax:      + (717) 849 4486          Fax:     + 44 20 7986 6837
Contact:  Treasurer                 Contact: Short-Term      Fixed
                                             Income Desk
-------------------------------------------------------------------
Dealer                              Issue and Paying Agent
Credit    Suisse    First    Boston Citibank, N.A.
(Europe) Limited
Address:       One Cabot Square     Address:  5 Carmelite Street
               London E14 4QJ                 London     EC4Y 0PA
Telephone:     + 44 20 7888 9968    Telephone:+ 44 20 7508 3826
Fax:           + 44 20 7905 6132    Fax:      + 44 20 7508 3884
Contact:       Commercial     Paper Contact:  Agency and Trust
               Desk
-------------------------------------------------------------------
Maximum                             Denominations:
Amount:
U.S.$250,000,000                    U.S.$500,000
                                    EUR500,000
                                    GBP100,000
                                    Y100,000,000
                                    CHF500,000
                                    (or    other    conventionally
                                    accepted    denominations   in
                                    other   currencies    provided
                                    that the Dollar  Equivalent of
                                    any  Note  must  be  at  least
                                    U.S.$500,000   on  the   issue
                                    date  as   determined  at  the
                                    spot rate on such date)
-------------------------------------------------------------------
Governing Law:                      Form of Notes:
Agreements:      English            Exchangeable    Global   Notes
                                    with     Definitive      Notes
                                    available  on  default  or  in
                                    certain      other     limited
                                    circumstances

                                    Sterling Definitive Notes



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Notes:           English            Notes   may  be  issued  at  a
                                    discount  to face  value,  may
                                    bear  interest or may be Index
                                    Linked  Notes  (other  than an
                                    Index  which  is not  based on
                                    the value of property  that is
                                    actively  traded  or  which is
                                    based on real estate).
-------------------------------------------------------------------
Minimum Term:                       Maximum Term:
Seven  days  (or                    183 days
such     shorter
period   as  may
be        agreed
between      the
Issuer,      the
relevant  Dealer
and  the   Issue
Agent)
-------------------------------------------------------------------
Clearing                            Selling Restrictions:
Systems:
Euroclear                           United Kingdom
Clearstream,                        U.S.A.
Luxembourg                          Japan
                                    Switzerland
-------------------------------------------------------------------
Agent        for
Service       of
Process:
Dentsply Limited
Address:         Hamm Moor Lane
                 Addlestone
                 Weybridge
                 Surrey        KT15
                 2SE
Telephone:       + 44 (0)  1932 853
                 422
Fax:             + 44 (0)  1932 828
                 887
Contact:         General Manager







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Increase of Maximum Amount

                   [Letterhead of Issuer]

                                                       [Date]

To:   Citibank International plc
      Credit Suisse First Boston (Europe) Limited
      Citibank,  N.A.  (as Issue Agent and  Principal  Paying
Agent)



Dear Sirs

U.S.$250,000,000 Euro-commercial paper programme

We refer  to a  dealer  agreement  dated  18 July  2002  (the
"Dealer Agreement") between ourselves as Issuer, the Arranger and the Dealers party thereto relating to a U.S.$250,000,000 Euro-commercial paper programme (the "Programme"). Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 2.5 of the Dealer Agreement, we hereby notify each of the addressees listed above that the Maximum Amount of the Programme is to be increased from U.S.$[ ] to U.S.$[ ] with effect from [date], subject to delivery of the following documents:

(a)   an  updated  or  supplemental   Information  Memorandum
     reflecting the increase in the Maximum Amount of the Programme.

(b)   certified  copies  of  all  documents   evidencing  the
     internal authorisations and approvals required to be granted by the Issuer for such increase in the Maximum
     Amount;

(c) certified copies of [specify any governmental or other consents required by the Issuer for such increase];

(d) legal opinions from (i) legal advisers acceptable to the Dealers qualified in the law of the jurisdiction of incorporation of the Issuer and (ii) Clifford Chance relating to such increase;

(e) a list of names, titles and specimen signatures of the persons authorised to sign on behalf of the Issuer all notices and other documents to be delivered in connection with such an increase in the Maximum Amount; and

(f) written confirmation that Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies Inc. and Moody's Investors Service, Inc. respectively are maintaining their current ratings for the Programme.




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From the date on which such  increase in the  Maximum  Amount becomes effective, all references in the Dealer Agreement to the Maximum Amount or the amount of the Programme shall be construed as references to the increased Maximum Amount as specified herein.

Yours faithfully


...............................
for and on behalf of
DENTSPLY International Inc.





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Appointment of New Dealer

                   [Letterhead of Issuer]

                                                       [Date]

To:   [Name of new Dealer]



Dear Sirs

U.S.$250,000,000 Euro-commercial paper programme

We refer  to a  dealer  agreement  dated  18 July  2002  (the
"Dealer Agreement") between ourselves as Issuer, the Arranger and the Dealers party thereto relating to a U.S.$250,000,000 Euro-commercial paper programme (the "Programme"). Terms used in the Dealer Agreement shall have the same meaning in this letter.

In accordance with Clause 6.2 of the Dealer Agreement, we hereby appoint you as an additional dealer for the Programme upon the terms of the Dealer Agreement with
[immediate effect/effect from [date]]. Please confirm acceptance of your appointment upon such terms by signing and returning to us the enclosed copy of this letter, whereupon you will, in accordance with Clause 6.2 of the Dealer Agreement, become a party to the Dealer Agreement vested with all the authority, rights, powers, duties and obligations as if originally named as a Dealer thereunder.

Yours faithfully



.............................
for and on behalf of
DENTSPLY International Inc.



[On copy]

We hereby confirm acceptance of our appointment as a Dealer upon the terms of the Dealer Agreement referred to above.
For the purposes of Clause 7 (Notices), our contact details are as follows:




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


[Name of Dealer]

Address:   [                       ]

Telephone: [                       ]
Fax:       [                       ]
Telex:          [                       ]
Contact:   [                       ]


Dated:     .................................


Signed:  .................................
      for [Name of new Dealer]




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



Form of Calculation Agency Agreement

THIS AGREEMENT is made on [date]

BETWEEN

(1)   DENTSPLY INTERNATIONAL INC. (the "Issuer"); and

(2)   [   ],    as   the    calculation    agent    appointed
     pursuant to Clause 6 hereof (the "Calculation Agent", which expression shall include any successor thereto).

WHEREAS:

(A) Under a dealer agreement (as amended, supplemented and/or restated from time to time, the "Dealer Agreement") dated 18 July 2002 and made between the Issuer, the Arranger and the Dealer(s) referred to therein, and an issue agency agreement (as amended, supplemented and/or restated from time to time, the "Agency Agreement") dated 18 July 2002 and made between the Issuer and the agents referred to therein, the Issuer established a Euro-commercial paper programme (the "Programme").

(B) The Dealer Agreement contemplates, among other things, the issue under the Programme of index linked notes and provides for the appointment of calculation agents in relation thereto. Each such calculation agent's appointment shall be on substantially the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows:

1.    INTERPRETATION

1.1   Definitions
     Terms not expressly defined herein shall have the meanings given to them in the Dealer Agreement or the Agency Agreement.

1.2   Legislation
     Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

1.3   Index Linked Notes
     "Relevant  Index  Linked  Notes" means such Index Linked
     Notes in respect of which the Calculation Agent is appointed.




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




2.    APPOINTMENT OF CALCULATION AGENT

     The Issuer appoints the Calculation Agent as its agent for the purpose of calculating the redemption amount and/or, if applicable, the amount of interest in respect of the Relevant Index Linked Notes upon the terms and subject to the conditions of this Agreement. The Calculation Agent accepts such appointment.

3.    DETERMINATION AND NOTIFICATION

3.1   Determination
     The Calculation Agent shall determine the redemption amount of, and/or, if applicable, the amount of interest payable on, each Relevant Index Linked Note in accordance with the redemption calculation applicable thereto.

3.2   Notification
     The Calculation Agent shall as soon as it has made its determination as provided for in Clause 3.1 above (and, in any event, no later than the close of business on the date on which the determination is made) notify the Issuer and the Principal Paying Agent (if other than the Calculation Agent) of the redemption amount and/or, if applicable, the amount of interest so payable.

4.    STAMP DUTIES

     The Issuer will pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) payable in connection with the execution, delivery and performance of this Agreement.

5.    INDEMNITY AND LIABILITY

5.1   Indemnity
     The Issuer shall indemnify and hold harmless on demand the Calculation Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it may incur arising out of, in connection with or based upon the exercise of its powers and duties as Calculation Agent under this Agreement, except such as may result from its own negligence or bad faith or that of its officers, employees or agents.




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




5.2   Liability
     The Calculation Agent may consult as to legal matters with lawyers selected by it, who may be employees of, or lawyers to, the Issuer. If such consultation is made, the Calculation Agent shall be protected and shall incur no liability for action taken or not taken by it as Calculation Agent or suffered to be taken with respect to such matters in good faith, without negligence and in accordance with the opinion of such lawyers.

6.    CONDITIONS OF APPOINTMENT

     The  Calculation  Agent and the  Issuer  agree  that its
     appointment   will   be   subject   to   the   following
     conditions:

(a)   No  obligations:  in acting under this  Agreement,  the
           Calculation  Agent  shall  act  as an  independent
           expert and shall not assume any obligations towards or relationship of agency or trust for the Issuer or the owner or holder of any of the Relevant Index Linked Notes or any interest therein;

(b)   Notices:  unless  otherwise  specifically  provided  in
           this Agreement, any order, certificate, notice, request, direction or other communication from the Issuer made or given under any provision of this Agreement shall be sufficient if signed or purported to be signed by a duly authorised employee of the Issuer;

(c)   Duties:  the  Calculation  Agent  shall be  obliged  to
           perform only those duties which are set out in this Agreement and in the redemption calculation relating to the Relevant Index Linked Notes;

(d)   Ownership,  interest:  the  Calculation  Agent  and its
           officers and employees, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Relevant Index Linked Notes with the same rights that the Calculation Agent would have if it were not the Calculation Agent hereunder; and

(e)   Calculations and  determinations:  all calculations and
           determinations made pursuant to this Agreement by the Calculation Agent shall (save in the case of manifest error) be binding on the Issuer, the Calculation Agent and (if other than the Calculation Agent) the holder(s) of the Relevant Index Linked Notes and no liability to such holder(s) shall attach to the Calculation Agent in connection with the exercise by the Calculation Agent of its powers, duties or discretion under or in respect of the Relevant Index Linked Notes in accordance with the provisions of this Agreement.




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




7.    ALTERNATIVE APPOINTMENT

     If, for any reason, the Calculation Agent ceases to act as such or fails to comply with its obligations under Clause 3, the Issuer shall appoint the Principal Paying Agent as calculation agent in respect of the Relevant Index Linked Notes.

8.    THIRD PARTY RIGHTS

     A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act
     1999 to enforce any term of this Agreement.

9.    LAW AND JURISDICTION

9.1   Governing law
     This Agreement is governed by, and shall be construed in accordance with, English law.

9.2   Jurisdiction
     The Issuer agrees for the benefit of the Calculation Agent that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

9.3   Appropriate forum
     The Issuer irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

9.4   Process agent
     The Issuer agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to DENTSPLY Limited at Hamm Moor Lane, Addlestone, Weybridge, Surrey, KT15 2SE or, if different, its registered office for the time being. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the shall, on the written demand of the Calculation Agent addressed to the Issuer and delivered to the Issuer appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, the Calculation Agent shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer. Nothing in this paragraph shall affect the right of the Calculation Agent to serve process in any other manner permitted by law.



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





10.   COUNTERPARTS

     This   Agreement   may  be  signed  in  any   number  of
     counterparts, all of which when taken together shall constitute a single agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.



DENTSPLY INTERNATIONAL INC.

By: ..................................





[NAME OF CALCULATION AGENT]

By: ..................................]






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


                       Signature Page

The Issuer

DENTSPLY INTERNATIONAL INC.

By: ..............................





The Arranger and Dealer

CITIBANK INTERNATIONAL plc

By: ..............................



The Dealer

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

By: ..............................



D5